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                                                                   EXHIBIT 4.41




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                             ILLINOIS POWER COMPANY


                                       TO


                         HARRIS TRUST AND SAVINGS BANK,

                                   AS TRUSTEE


                        ,____________________________



                          SUPPLEMENTAL INDENTURE NO. 1

                           DATED AS OF MARCH 1, 1998


                                       TO


                  GENERAL MORTGAGE INDENTURE AND DEED OF TRUST

                          DATED AS OF NOVEMBER 1, 1992



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SUPPLEMENTAL INDENTURE No. 1 dated as of March 1, 1998 ("Supplemental Indenture
No. 1"), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois (the "Trustee"), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;

     WHEREAS, the Illinois Environmental Facilities Financing Act (20 ILCS 3515/1 et seq.), as amended and supplemented (the "Act"), authorizes and empowers the Illinois Development Finance Authority, a political subdivision and body politic and corporate, duly organized and validly existing under and by virtue of the Constitution and laws of the State of Illinois ("IDFA") to issue bonds for the refunding of any bonds deemed necessary in connection with any purpose of IDFA; and

     WHEREAS, pursuant to and in accordance with the provisions of the Act, a predecessor of IDFA has heretofore made a loan to the Company for the purpose of financing certain pollution control facilities of the Company; and

     WHEREAS, such predecessor to IDFA has financed a portion of the costs of such pollution control facilities as an authorized project under the Act by the issuance of the Illinois Industrial Pollution Control Financing Authority Pollution Control Revenue Bonds, 1977 Series A (Illinois Power Company Project) in the aggregate principal amount of $18,700,000 (all of which are currently outstanding) (the "Prior Bonds") and by loaning the proceeds therefrom to the Company; and

     WHEREAS, IDFA now intends to issue its Pollution Control Revenue Refunding Bonds, 1998 Series A (Illinois Power Company Project) in the aggregate principal amount of $18,700,000 (the "Series A IDFA Bonds") and to loan the proceeds therefrom to the Company pursuant to a Loan Agreement dated as of March 1, 1998 (the "Loan Agreement") to assist the Company in refunding on or about April 1, 1998 the Prior Bonds; and

     WHEREAS, the Series A IDFA Bonds will be issued by IDFA pursuant to an Indenture of Trust (as from time to time amended or modified, the "IDFA Series A Indenture") dated as of March 1, 1998 between IDFA and Harris Trust and Savings Bank, as Trustee under such Indenture (together with any successor in such capacity the "IDFA Indenture Trustee");

     WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 as from time to time amended (the "Indenture"), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

     WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by supplemental indentures thereto bearing the following dates, respectively, the New Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:







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
       DATE OF
SUPPLEMENTAL INDENTURE       IDENTIFICATION OF SERIES                    CALLED
----------------------       ------------------------                    ------
February 15, 1993            8% Series due 2023              Bonds of the 2023 Series

March 15, 1993               6 1/8% Series due 2000          Bonds of the 2000 Series

March 15, 1993               6 3/4% Series due 2005          Bonds of the 2005 Series

July 15, 1993                7 1/2% Series due 2025          Bonds of the 2025 Series

August 1, 1993               6 1/2% Series due 2003          Bonds of the 2003 Series

October 15, 1993             5 5/8% Series due 2000          Bonds of the Second 2000
                                                             Series

November 1, 1993             Pollution Control Series        Bonds of the Pollution Control
                             M                               Series M

November 1, 1993             Pollution Control Series        Bonds of the Pollution Control
                             N                               Series N

November 1, 1993             Pollution Control Series        Bonds of the Pollution Control
                             O                               Series O

April 1, 1997                Pollution Control Series        Bonds of the Pollution Control
                             P                               Series P

April 1, 1997                Pollution Control Series        Bonds of the Pollution Control
                             Q                               Series Q

April 1, 1997                Pollution Control Series        Bonds of the Pollution Control
                             R                               Series R

and

     WHEREAS, the Company desires to create a new series of Bonds to be issued under the Indenture to be known as New Mortgage Bonds, Pollution Control Series S (the "Pollution Control Series S Bonds"); and

     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture No. 1 in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture No. 1 a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 1 WITNESSETH:



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     THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

                                   ARTICLE I.

                DESCRIPTION OF POLLUTION CONTROL SERIES S BONDS.

     SECTION 1. The Company hereby creates a new series of Bonds to be known as "Pollution Control Series S Bonds." The Pollution Control Series S Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified. The Pollution Control Series S Bonds shall be issued only to the IDFA Indenture Trustee as security for the Company's obligations under the Loan Agreement relating to the Series A IDFA Bonds. The Company shall not cause any Pollution Control Series S Bonds to be paid or deemed to be paid prior to the payment of the Series A IDFA Bonds.

     The Pollution Control Series S Bonds shall be dated as provided in Section
3.03 of Article Three of the Indenture. The Pollution Control Series S Bonds shall mature on March 1, 2028, and shall bear interest at the rate of five and four-tenths per cent (5.40%) per annum, payable semi-annually on March 1 and September 1 of each year, commencing September 1, 1998, until the principal sum is paid in full.

     SECTION 2. The Pollution Control Series S Bonds and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:

                             [FORM OF FACE OF BOND)

                             ILLINOIS POWER COMPANY
             (Incorporated under the laws of the State of Illinois)

                 NEW MORTGAGE BOND, POLLUTION CONTROL SERIES S

No. ________                                                         $18,700,000

     ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Harris Trust and Savings Bank, as Trustee (the "IDFA Indenture Trustee") under the Indenture of Trust dated as of March 1, 1998 (the "IDFA Series A Indenture"), relating to the Pollution Control Revenue Refunding Bonds, 1998 Series A (the "Series A IDFA Bonds"), between the Illinois Development Finance Authority ("IDFA") and the IDFA Indenture Trustee, or registered assigns, the principal sum of $18,700,000 on March 1, 2028, in any




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coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from March 1, 1998, payable semi-annually on March 1 and September 1 of each year, commencing September 1, 1998, at the rate of five and four-tenths per cent (5.40%) per annum, until said principal sum is paid in full. Both the principal of, and the interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the "Trustee").

     The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, Illinois Power Company has caused this Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the aforesaid Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in such Indenture on the date hereof.

Dated __________, 1998               ILLINOIS POWER COMPANY,


                                     By . . . . . . . . . . . . . . . . .
                                           Authorized Executive Officer

ATTEST:


 . . . . . . . . . . . . . . . . . .
    Authorized Executive Officer


               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture and the Supplemental Indenture No. 1 dated as of March 1, 1998.

                                     HARRIS TRUST AND SAVINGS BANK,
                                                             Trustee,

                                     By . . . . . . . . . . . . . . . . .
                                            Authorized Signatory




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                           [FORM OF REVERSE OF BOND]

     This Bond is one of a duly authorized issue of Bonds of the Company (the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by the General Mortgage Indenture and Deed of Trust (the "Indenture"), dated as of November 1, 1992, executed by the Company to Harris Trust and Savings Bank (the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of a series designated as the "New Mortgage Bonds, Pollution Control Series S" (the "Pollution Control Series S Bonds") of the Company, unlimited in aggregate principal amount, issued under and secured by the Indenture and described in the supplemental indenture no. 1 dated as of March 1, 1998 (the "Supplemental Indenture No. 1 of March 1, 1998"), between the Company and the Trustee, supplemental to the Indenture.

     This Pollution Control Series S Bond is subject to redemption in accordance with the terms of Article II of the Supplemental Indenture No. 1 of March 1, 1998.

     In case an Event of Default, as defined in the Indenture, shall occur, the principal of all Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

                                  ARTICLE II.

                                  REDEMPTION.

     SECTION 1. The Pollution Control Series S Bonds shall, subject to the provisions of the Indenture, be redeemable on the same terms, on the same dates and in the same manner as the Series A IDFA Bonds shall be redeemed under the terms of the IDFA Series A Indenture.

     SECTION 2. The Pollution Control Series S Bonds shall be redeemed in whole whenever the Trustee receives a written notice from the IDFA Indenture Trustee stating that the principal of any bonds then outstanding under the IDFA Series A Indenture has been declared to be immediately due and payable pursuant to the provisions of Section 802 thereof. Such redemption shall be on any date not more than one (1) business day after the receipt of such notice from the trustee under the IDFA Series A Indenture. Any such redemption shall be at the redemption price of 100% of the principal amount of the Bonds to be redeemed, together with accrued interest to the date selected for redemption. A demand from the IDFA Indenture Trustee shall be executed on behalf of such IDFA Indenture Trustee by its President or a Vice President or a Trust Officer and



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shall be deemed received by the Trustee when delivered at its corporate trust office in Chicago, Illinois. The Trustee may conclusively rely as to the truth of the statements contained therein upon any such demand.

     SECTION 3. Subject to the provisions of the Indenture, notice of redemption of Pollution Control Series S Bonds shall be sent by the Company by certified mail, postage prepaid, not later than the date fixed for redemption to the registered owners of such Bonds at their addresses as the same shall appear, if at all, on the transfer register of the Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holders receive such notice, but failure to give notice by mail, or any defect in such notice, to the holder of any such Bonds designated for redemption shall not affect the validity of the redemption of any other such Bond.

                                  ARTICLE III.

                           ISSUE OF POLLUTION CONTROL
                                SERIES S BONDS.

     SECTION 1. The Company hereby exercises the right to obtain the authentication of $18,700,000 principal amount of additional Bonds pursuant to the terms of Section 4.02 of the Indenture, all of which shall be Pollution Control Series S Bonds.

     SECTION 2. Such Pollution Control Series S Bonds may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture No. 1.

                                  ARTICLE IV.

                                  THE TRUSTEE.

     The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 1 or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture No. 1 with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture No. 1.




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                                   ARTICLE V.

                           MISCELLANEOUS PROVISIONS.

     This Supplemental Indenture No. 1 may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.




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     IN WITNESS WHEREOF, said Illinois Power Company has caused this
Supplemental Indenture No. 1 to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture No. 1 to be attested by an Authorized Executive Officer as defined in the Indenture; and said Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture No. 1 to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture No. 1 to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of March, 1998.

                                      ILLINOIS POWER COMPANY


                                      By   /s/ Robert A. Schultz
                                         -------------------------------------
                                             Robert A. Schultz
                                             Vice President -- Finance


(CORPORATE SEAL)

ATTEST:

  /s/ Leah Manning Stetzner
-------------------------------
Leah Manning Stetzner
Vice President, General Counsel
and Corporate Secretary

                                      HARRIS TRUST AND SAVINGS BANK, Trustee


                                      By   /s/ J. Bartolini
                                         -------------------------------------
                                             J. Bartolini
                                             Vice President
(CORPORATE SEAL)


ATTEST:

  /s/ C. Potter
----------------------------
C. Potter
Assistant Secretary



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STATE OF ILLINOIS )  SS.
COUNTY OF MACON   )

     BE IT REMEMBERED, that on this 2nd day of March, 1998, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Robert A. Schultz, Vice President -- Finance and Leah Manning Stetzner, Vice President, General Counsel and Corporate Secretary, of Illinois Power Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers and as the free and voluntary act of said Illinois Power Company for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

                                    ____________________________________________
                                           Notary Public, Macon County, Illinois

My Commission Expires on ___________________.

(NOTARIAL SEAL)


STATE OF ILLINOIS )  SS.
COUNTY OF COOK    )

     BE IT REMEMBERED, that on 27th day of February, 1998, before me, the undersigned Marianne Tinerella, a Notary Public within and for the County and State aforesaid, personally came J. Bartolini, Vice President and C. Potter, Assistant Secretary, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Secretary, and as the free and voluntary act of said Harris Trust and Savings Bank for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                    ____________________________________________
                                            Notary Public, Cook County, Illinois

My Commission Expires on May 21, 2001.
(NOTARIAL SEAL)



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Return To:                               This Instrument Was Prepared By:

      ILLINOIS POWER COMPANY             Schiff Hardin & Waite
      Real Estate Dept. F-14             7200 Sears Tower
      500 S. 27th Street                 Chicago, IL 60606
      Decatur, IL 62525





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